Exhibit 99.1

Nuo Therapeutics Obtains Stockholder Consent to Reverse Split

GAITHERSBURG, Md. (May 8, 2017) - Nuo Therapeutics, Inc. (OTCQX: AURX) (the “Company”) announces receipt of the written consent of more than a majority of the voting power of its outstanding capital stock in favor of a proposed reverse split of its common stock at a specific ratio within a range from 1-for-2 to 1-for-4 to be determined by the Company’s Board of Directors.

The Company solicited the written consent of its stockholders for approval of the proposed reverse split commencing on April 28, 2017, and received the requisite written consents as of May 5, 2017. As a result, the Company has terminated the consent solicitation.

About Nuo Therapeutics

Nuo Therapeutics, Inc. is a biomedical company offering biodynamic therapies for chronic wound care. The Company's Aurix System is a biodynamic hematogel that harnesses a patient's innate regenerative abilities for the management of a variety of wounds. For additional information, please visit www.nuot.com or www.aurixsystem.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will be,” “will continue,” “will likely result” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements are subject to various risks and uncertainties, including but not limited to risks relating to the success of our Clinical Evidence Development registry program and our ability to obtain broad-based payment for the Aurix System in the treatment for chronic wounds, as well as other risks and uncertainties described in our filings with the SEC, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements, and our business, results of operations, financial condition and cash flows may be materially and adversely affected. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except to the extent required by applicable law or rules, the Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Contact:

Nuo Therapeutics:

David Jorden

CEO/CFO

(240) 499-2680

djorden@nuot.com

LHA:

Anne Marie Fields

(212) 838-3777

afields@lhai.com